Exhibit 99.1

PRESS RELEASE | October 19, 2022 | NASDAQ:PLL

PIEDMONT LITHIUM SELECTED FOR $141.7 MILLION GRANT
BY UNITED STATES DEPARTMENT OF ENERGY FOR
TENNESSEE LITHIUM PROJECT

Selection underscores the key role Piedmont Lithium will have in boosting domestic lithium hydroxide supply

BELMONT, NC, October 19, 2022 – Piedmont Lithium (“Piedmont”, “Company”) (Nasdaq:PLL; ASX:PLL), a leading global developer of lithium resources critical to the U.S. electric vehicle (“EV”) supply chain, today announced that it has been selected for a $141.7 million grant from the U.S. Department of Energy (“DOE”) – one of the first set of projects funded by the President’s Bipartisan Infrastructure Law to expand domestic manufacturing of batteries for EVs and the electrical grid and for materials and components currently imported from other countries. The funding will support the construction of the Company’s approximately $600 million Tennessee Lithium project, which aims to expand the U.S. supply of lithium hydroxide by 30,000 metric tons per year (“tpy”). Lithium hydroxide is a key component of high energy density, long-range, electric vehicle batteries.

Piedmont President and CEO Keith Phillips said the Company is honored that the Tennessee Lithium project has been selected for this DOE funding. “The U.S. government is putting investment dollars behind its policies to support energy independence and national security, and we are grateful to be selected to help spur critical, domestic development of the EV battery supply chain,” said Phillips. “Over 80% of lithium hydroxide production today occurs in China. This grant will accelerate the development of the Tennessee Lithium project as a world-class lithium hydroxide operation, which is expected to more than double the domestic production of battery-grade lithium hydroxide in the United States.”

Located in Etowah in McMinn County, Tennessee, Piedmont’s Tennessee Lithium project is being designed to produce lithium hydroxide from spodumene concentrate using the innovative Metso:Outotec process flow sheet, enabling lower emissions and carbon intensity as well as improved capital and operating costs relative to incumbent operations. The Tennessee Lithium project is expected to drive significant economic activity in McMinn County and create approximately 120 new, direct jobs.

“We are pleased that the DOE has chosen to support our Tennessee Lithium project, and we are committed to being responsible stewards of these grant funds,” said Piedmont Chief Operating Officer Patrick Brindle. “This funding will enable us to accelerate detailed engineering and place orders for long-lead items.”  Construction at the Tennessee Lithium project is slated to begin in 2023, subject to permitting and project financing timelines, with production expected to commence in 2025.

As part of the Company’s selection for this DOE funding, Piedmont has been invited to negotiate the specific terms of the grant, including timing and any co-funding. The final details of the project grant are subject to these negotiations. The grant will not be final until Piedmont and the DOE have agreed to the specific terms of the grant. Once the terms have been finalized, funding of the grant will remain subject to satisfaction from time to time of conditions precedent set forth in those terms.

When the Company’s current portfolio of lithium assets becomes fully operational, Piedmont expects to produce 60,000 tpy of lithium hydroxide in the United States, where current domestic production is only approximately 15,000 tpy. Piedmont’s estimated production should position the Company to serve the growing U.S. battery manufacturing industry, which has made announcements of capital investments exceeding $50 billion for new U.S. battery plants. These battery plants are expected to require more than 600,000 tpy of lithium hydroxide.

The Tennessee Lithium project is a core project in Piedmont’s development plans, with the Company anticipating production to come online on the following schedule:

•	2023: Quebec – spodumene concentrate production at North American Lithium
•	2024: Ghana – spodumene concentrate production at Ewoyaa
•	2025: Tennessee Lithium – lithium hydroxide production from spodumene concentrate sourced from our international investments
•	2026: Carolina Lithium – integrated spodumene concentrate and lithium hydroxide production

For further information, contact:

Erin Sanders	Christian Healy/Jeff Siegel
VP, Corporate Communications	Media Inquiries
T: +1 704 575 2549	E: Christian@dlpr.com
E: esanders@piedmontlithium.com	E: Jeff@dlpr.com

About Piedmont Lithium
Piedmont Lithium (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America.  Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest.  Our projects include our wholly-owned Carolina Lithium and Tennessee Lithium projects in the United States and partnerships in Quebec with Sayona Mining (ASX:SYA) and in Ghana with Atlantic Lithium (AIM:ALL). These geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward decarbonization and the electrification of transportation and energy storage. For more information, visit www.piedmontlithium.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, and construction activities of Sayona Mining Limited, Atlantic Lithium Limited, and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining, or Atlantic Lithium will be unable to commercially extract mineral deposits, (ii) that Piedmont’s, Sayona Mining’s, or Atlantic Lithium’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Quebec, Sayona Mining, and Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations and our ability to obtain necessary permits, (xiv) uncertainties related to the negotiation, execution and funding of DOE grants, including our ability to successfully negotiate the grant terms and to satisfy any funding conditions under the award and (xv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this press release and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.